Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York 10005

(212) 250 – 0677

(Name, address and telephone number of agent for service)

CareFusion Corporation

(Exact name of obligor as specified in its charter)

Delaware	21-4123274
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

CareFusion Corporation

3750 Torrey View Court

San Diego, California 92130

(858) 617-2000

Debt Securities

(Title of the Indenture Securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the Obligor is an affiliate of the Trustee, describe such affiliation.

Not Applicable.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002—Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business—Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers—Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business—Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -	Not Applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act.—business—Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of September 30, 2013. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 5th December, 2013.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
NEW YORK
City
NY 10005
State Zip Code
FDIC Certificate Number: 00623

FFIEC 031
Page 16 of 74
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2013

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	181,000	1.a
b. Interest-bearing balances (2)			0071	8,417,000	1.b
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	20,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON		
a. Federal funds sold in domestic offices			B987	139,000	3.a
			RCFD		
b. Securities purchased under agreements to resell (3)			B989	16,400,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	23,010,000			4.b
c. LESS: Allowance for loan and lease losses	3123	69,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	**22,941,000**	4.d
5. Trading assets (from Schedule RC-D)			3545	115,000	5
6. Premises and fixed assets (including capitalized leases)			2145	48,000	6
7. Other real estate owned (from Schedule RC-M)			2150	2,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:					
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	41,000	10.b
11. Other assets (from Schedule RC-F)			2160	4,924,000	11
12. Total assets (sum of items 1 through 11)			2170	**53,228,000**	12

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623

FFIEC 031
Page 16a of 74
RC-1a

Schedule RC—Continued

Dollar Amounts in Thousands				Tril | Bil | Mil | Thou	
Liabilities					
13. Deposits:			RCON		
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	29,746,000	13.a
(1) Noninterest-bearing (1)	6631	20,716,000			13.a.1
(2) Interest-bearing	6636	9,030,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN		
(from Schedule RC-E, part II)			2200	7,538,000	13.b
(1) Noninterest-bearing	6631	4,442,000			13.b.1
(2) Interest-bearing	6636	3,096,000			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON		
a. Federal funds purchased in domestic offices (2)			B993	5,051,000	14.a
			RCFD		
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	21,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations					
under capitalized leases) (from Schedule RC-M)			3190	93,000	16
17. and 18. Not applicable					
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	1,640,000	20
21. Total liabilities (sum of items 13 through 20)			2948	**44,089,000**	21
22. Not applicable					

(1) Includes noninterest-bearing demand, time, and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank FDIC Certificate Number: 00623 Equity Capital Bank Equity Capital Perpetual preferred stock and related surplus Common stock FFIEC 031 Page 17 of 74 RC-2 2,127,000 594,000 Trill Bill Mill Thou RCFD Surplus (excludes all surplus related to preferred stock)_ d, Retained earnings. 3230 23 24 25 26,a 36.b c a 27,b 28 29 b. Accumulated other comprehensive income (5) Other equity capital components (6) a. Total bank equity capitaI (sum of items 21 through 26.c] b. Noncontrolling (minority) interests in consolidated subsidiaries _ Total equity capital (sum of items 27.a and 27.b) 6.189,000 26,000 3632 8530 8,936,000 203,000 3210 9,139,000 53,228,000 g105 29. Total liabilities and equity capital (sum of items 21 and 28) Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the mast comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2012 = Independent audit of the bank conducted in accordance with generally accepted auditing which submits a = Independent audit of the bank’s accordance with = Attestation on bank management’s assertion on the effectiveness of the bank internal control over financial reporting by a certified public firm. To be reported with the March Report of Condition. 2. Bank’s fiscal year-end date 4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm (may be required by state chartering authority) 5 = Directors’ examination Of the bank : performed by other external auditors (may be required by state chartering authority) 6 = Review of the bank’s financial statements by external auditors 7 = compilation of the bank’s financial statements by external auditors 8 = other audit procedures (excluding tax preparation 9 = No external audit work RCFD Number 6724 N/A M.1 ROON MM / DD S67S N/A Includes. but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losse) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other past retirement plan adjustments, Includes treasury stock and unearned Employee Stock Ownership Plan shares.